UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 9, 2026

 EVERTEC, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Puerto Rico		66-0783622
(State or other jurisdiction of incorporation or organization)		(I.R.S. employer identification number)

Cupey Center Building,	Road 176, Kilometer 1.3,
San Juan,	Puerto Rico	00926
(Address of principal executive offices)		(Zip Code)
(787) 759-9999
(Registrant’s telephone number, including area code)
Not applicable
(Former name, former address and former fiscal year, if changed since last report)
COMMISSION FILE NUMBER 001-35872

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EVTC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On May 13, 2026, EVERTEC, Inc. (“Evertec” or the “Company”) learned of potential unauthorized access to customer data. The Company promptly initiated its cyber incident response protocols to contain the intrusion, assess and investigate the nature and scope of the incident, and implement appropriate remedial measures. The Company also notified federal law enforcement authorities and engaged external cybersecurity experts to assist in the investigation and response efforts. While the full scope of impacted data remains under forensic investigation and is subject to change as the assessment continues, at this time the Company believes that an unauthorized party obtained, through a third-party support platform, certain of our financial institution clients’ information related to transaction records, payment card numbers of some customers and, in some instances, customer names and contact information. Based on our current understanding, the Company believes that the incident has primarily impacted our financial institution clients in Puerto Rico and their respective customers. The Company has taken steps to contain the incident and secure our systems, and believes that the unauthorized party no longer has access to the third-party support platform. The Company also is communicating with affected financial institutions and providing support as it continues to assess the full scope of impacted information.

To date, this incident has not resulted in operational disruption or interruption in service to any customers. While the investigation remains ongoing, as of the date of this filing, the Company has not yet determined the full impact of the incident. Among other things, the Company expects to incur expenses related to the investigation and remediation of this matter. Although the Company maintains cybersecurity insurance, it has not yet determined the extent of any potential liabilities associated with this matter or the applicability of insurance coverage.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements contained in this Current Report on Form 8-K other than statements of historical facts, including, without limitation, statements relating to the Company’s current beliefs, understanding and expectations regarding the cybersecurity incident discussed in this Form 8-K and its scope, nature and impact on the Company’s business, operations and financial results are forward-looking statements. Words such as “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” and “plans” and similar expressions of future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are forward-looking in nature and not historical facts. Factors that could cause actual results to differ from those expressed in these forward-looking statements include, but are not limited to, the outcome of the Company’s ongoing assessment of the incident and its ability to address the impact of this incident; legal, regulatory, reputational and financial risks resulting from this incident or additional incidents; and other important factors set forth under “Part 1, Item 1A. Risk Factors,” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission (the “SEC”) on March 2, 2026, as any such factors may be updated from time to time in the Company’s subsequent filings with the SEC. Unless required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

Number	Exhibit
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERTEC, Inc.
(Registrant)

Date: June 9, 2026	By:	/s/ Karla Cruz Jusino
Karla Cruz Jusino
Chief Financial Officer